Exhibit 99.1
DRAFT NOTICE—SUBJECT TO COMPLETION—DATED DECEMBER 10, 2007
NATIONAL FUEL GAS COMPANY
6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
To the Stockholders of National Fuel Gas Company:
     Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 a.m. local time on                                         , at                                         . The doors to the meeting will open at 9:30 a.m. local time. At the meeting, action will be taken with respect to:
          (1) the election of three directors to three-year terms;
          (2) the appointment of an independent registered public accounting firm; and such other business as may properly come before the meeting or any adjournment or postponement thereof.
     Stockholders of record at the close of business on December 26, 2007, will be entitled to vote at the meeting.
YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY THE HEDGE FUND NEW MOUNTAIN VANTAGE, L.P. AND ITS DOMESTIC AND FOREIGN AFFILIATES

***CAUTION***
NATIONAL FUEL GAS COMPANY HAS RECEIVED A NOTICE FROM NEW MOUNTAIN VANTAGE, L.P., AND CERTAIN OF ITS AFFILIATES, THAT THEY INTEND TO NOMINATE MESSRS. F. FOX BENTON, DAVID DIDOMENICO AND FREDERIC SALERNO FOR ELECTION TO NATIONAL FUEL GAS COMPANY’S BOARD OF DIRECTORS AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS AND MANAGEMENT FIRMLY BELIEVE THAT THE NEW MOUNTAIN GROUP’S AGENDA IS THE WRONG STRATEGIC COURSE FOR THE COMPANY AND CONTRARY TO YOUR BEST INTERESTS AS A SHAREHOLDER.
Whether or not you plan to attend the meeting, and whatever the number of shares you own, please vote your shares either by telephone or the Internet as described on the enclosed WHITE proxy/voting instruction card and reduce National Fuel Gas Company’s expense in soliciting proxies. Alternatively, you may complete, sign, date and promptly return the enclosed WHITE proxy/voting instruction card. Please use the accompanying envelope, which requires no postage if mailed in the United States.
THE BOARD URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY THE NEW MOUNTAIN GROUP. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY THE NEW MOUNTAIN GROUP, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.
If you have any questions or need assistance in voting your shares of National Fuel Gas Company’s common stock, please call [___].

BY ORDER OF THE BOARD OF DIRECTORS

ANNA MARIE CELLINO
Secretary
January ___, 2008